Exhibit 23.1

Consent of Independent Auditors

We consent to the use in this Current Report (Form 8-K) of Dycom Industries, Inc. and to the incorporation by reference in the Registration Statements of Dycom Industries, Inc. on form S-8 (Nos. 333-83658, 333-72931, 333-153345, and 333-117445) and on form S-3 (No. 333-173059) of our report dated November 12, 2012, with respect to the combined financial statements of Quanta Services, Inc. Telecommunications Infrastructure Services Group as of December 31, 2011 and 2010, and for each of the years then ended.

/s/ PricewaterhouseCoopers LLP
Houston, Texas November 28, 2012